THE LAW OFFICE OF JILLIAN SIDOTI

38730 Sky Canyon Drive
Suite A
Murrieta, CA 92596
(323) 799-1342
(951) 224-6675
www.jilliansidoti.com

September 4, 2013

VIA ELECTRONIC MAIL

Shmuel Eisenberger

CEO

ReXit, Inc.

1550 54th Street

Brooklyn, New York 11219

Re:	ReXit, Inc. (the “Company”)
Registration Statement on Form S-11

To whom it may concern:

I have been retained by the Company, in connection with the Registration Statement (the "Registration Statement") on Form S-1, relating to the offering of 1,000,000 shares of Common Stock of the Company. You have requested that I render my opinion as to whether or not the securities proposed to be issued on terms set forth in the Registration Statement will be validly issued, fully paid, and non-assessable.

In connection with the request, I have examined the following:

1.	Articles of Incorporation of the Company;
2.	Certificate of Designation;
3.	Bylaws of the Company; and
4.	The Registration Statement

I have examined such other corporate records and documents and have made such other examinations, as I have deemed relevant.

Based on the above examination, I am of the opinion that the securities of the Company to be issued pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, fully paid and non-assessable under the corporate laws of the State of Maryland, including the statutory provisions and all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

I hereby consent to the filing of this opinion as Exhibit 5.1and by reference, Exhibit 23.2, to the Registration Statement and to the reference to our firm under “Experts” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission.

Sincerely,

Jillian Ivey Sidoti, Esq.

JIS/du